Exhibit 99.1

Thomas Properties Group, Inc.

Supplemental Financial Information

Nine Months Ended September 30, 2004

Thomas Properties Group, Inc.

Nine Months Ended September 30, 2004

Supplemental Financial Information

Nasdaq: TPGI

TABLE OF CONTENTS

Corporate
Company Background	2

Supplemental Financial Information
Operating and Financial Information	3
Pro Forma Consolidated Statement of Operations	4-5
Pro Forma Pro-Rata Consolidated Statement of Operations	6
Earnings Before Depreciation, Amortization and Deferred Taxes	7
After Tax Cash Flow	8
Debt Analysis	9-10
Investor Information	11

This supplemental financial information, together with other statements and information publicly disseminated by the Company, contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. A discussion of some of the factors that may affect our future results is set forth under the captions “Risk Factors” and “Managements’ Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our Prospectus dated October 6, 2004, which has been filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.

Supplemental Financial Information

COMPANY BACKGROUND

On October 13, 2004, Thomas Properties Group, Inc. (“we” or the “Company”) completed its initial public offering (the “Offering”). In the Offering we sold 14,285,714 shares of common stock at $12.00 per share, resulting in net proceeds to the Company of $152.5 million, after underwriting discounts and expenses of the Offering. Concurrent with the consummation of the Offering, the Company and a newly formed limited partnership, Thomas Properties Group, L.P. (the “Operating Partnership”), together with other parties that held direct or indirect ownership interests in certain properties engaged in certain formation transactions (the “Formation Transactions”). The Formation Transactions were designed to (i) continue the operations of the Company’s predecessor (Thomas Properties Group, Inc. Predecessor, also referred to herein as “TPG”), (ii) enable the Company to raise the necessary capital to acquire additional interests in certain of the properties, (iii) fund joint venture capital commitments, (iv) provide capital for future acquisitions, and (v) fund future development costs at the Company’s development properties. The Formation Transactions are more fully described in our prospectus dated October 6, 2004, which has been filed with the Securities and Exchange Commission.

Our predecessor, TPG, was not a legal entity but rather a combination of real estate entities and operations. Prior to the Offering, TPG was engaged in the business of owning, managing, leasing, acquiring and developing real estate, consisting primarily of office properties and related parking garages, located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; and Austin, Texas. During the nine months ended September 30, 2004, TPG was the general partner or managing member of the real estate entities that directly or indirectly own these properties and TPG had responsibility for the day-to-day operations of such entities. The ultimate owners of TPG were Mr. James A. Thomas and certain others who had minor ownership interests.

Thomas Properties Group, Inc.

Supplemental Financial Information

OPERATING AND FINANCIAL INFORMATION

Financial Measures

This supplemental information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Along with net income, we use two additional measures, Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) and After Tax Cash Flow (“ATCF”), to report operating results. EBDT and ATCF are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results, along with net income and other GAAP financial measures. Our investors can use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures.

Pro Forma Consolidated Statement of Operations

Included is a pro forma consolidated statement of operations of our predecessor for the nine months ended September 30, 2004, based upon the combined historical statement of operations of TPG, adjusted for the Formation Transactions and the effects of the Offering.

Pro Forma Pro-Rata Consolidated Statement of Operations

Included is a pro forma pro-rata consolidated statement of operations for the nine months ended September 30, 2004, because we believe this information is useful to investors as this method reflects the manner in which we intend to operate our business following the Offering. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the pro forma results of our investments proportionate to our pro forma share of ownership. We provide reconciliations from the full consolidation method to the pro forma pro-rata consolidation method in this supplemental financial information.

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

We believe that EBDT, along with net income (loss), provides additional information about our operations and is helpful in understanding our operating results. (See page 7 for additional discussion of EBDT as well as a reconciliation of EBDT to net earnings.)

After Tax Cash Flow (ATCF)

We believe that ATCF, along with net income (loss), provides additional information about our operations and is helpful in understanding our operating results. (See page 8 for additional discussion of ATCF as well as a reconciliation of ATCF to net earnings.)

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The following pro forma consolidated statement of operations for the nine months ended September 30, 2004 is based on the combined historical statement of operations of TPG, our predecessor, primarily adjusted for the acquisition of a third party interest in One Commerce Square, the acquisition of interests in unconsolidated subsidiaries, and the effects of the Offering completed on October 13, 2004.

	Thomas Properties Group, Inc. Predecessor Historical	Acquisition of Third Party Interests in One Commerce Square	Acquisition of Interest in Unconsolidated Subsidiaries	Other Pro Forma Adjustments		Company Pro Forma
	(A)	(B)	(C)
Revenues:
Rental	$19,526	$5,103	$—	$—		$24,629
Tenant reimbursements	10,090	3,507	—	—		13,597
Parking and other	2,090	727	—	—		2,817
Investment advisory, management, leasing and development services	5,023	—	(39)	—		4,835
			(149)
Investment advisory, management, leasing, and development services—uncombined/unconsolidated real estate entities	4,394	(282)	(624)	—		3,637
			149	—

Total revenues	41,123	9,055	(663)	—		49,515

Expenses:
Rental property operating and maintenance	7,822	3,092	—	—		10,914
Real estate taxes	3,204	1,139	—	—		4,343
Investment advisory, management, leasing and development services	8,749	(140)	—	—		8,609
Rent—uncombined/unconsolidated real estate entities	217	(49)	(16)	—		152
Interest	17,767	2,817	—	—		20,584
Depreciation and amortization	5,862	2,377	—	154	(D)	8,393
General and administrative	—	—	—	185	(E)	185

Total expenses	43,621	9,236	(16)	339		53,180

Operating loss	(2,498)	(181)	(647)	(339)		(3,665)
Gain on sale of real estate	975	—	—	—		975
Equity in net (loss) income of uncombined/unconsolidated real estate entities	(1,031)	(157)	763	—		(425)
Minority interest	(1,622)	1,622	—	1,673	(F)	1,673

(Loss) income before benefit for income taxes	(4,176)	1,284	116	1,334		(1,442)
Benefit for income taxes	—	—	—	577	(G)	577

Net (loss) income	$(4,176)	$1,284	$116	$1,911		$(865)

Pro forma basic and diluted loss per share						$(0.05)

Pro forma weighted average common shares outstanding—basic and diluted						14,306,114

Thomas Properties Group, Inc.

Supplemental Financial Information

The adjustments to the pro forma consolidated statement of operations for the nine months ended September 30, 2004 are as follows:

(A) Reflects TPG’s historical combined statement of operations for the nine months ended September 30, 2004. The interests in the real estate properties contributed by the owners of TPG to the Operating Partnership in exchange for limited partnership interests in the Operating Partnership were recorded at TPG’s historical cost upon closing of the Offering on October 13, 2004. As a result, expenses such as depreciation and amortization to be recognized by the Operating Partnership related to the contributed interests are based primarily on TPG’s historical cost of the related assets.

Giving effect to consummation of the Offering and the Formation Transactions, we own 46.3% of the Operating Partnership and have control over major decisions of the Operating Partnership. Accordingly, we consolidate the revenues and expenses of the Operating Partnership for periods following the completion of the Offering. See note (F) for the pro forma adjustment to allocate 53.7% of the net income of the Operating Partnership to the limited partners of the Operating Partnership.

(B) Reflects the acquisition of equity interests in One Commerce Square owned by a third party, and the resulting combination of One Commerce Square beginning June 1, 2004. Through May 31, 2004, TPG used the equity method to account for its investment in One Commerce Square since TPG had significant influence, but not control, over major decisions, including selling and refinancing this property. However, based on the terms of the purchase agreement, effective June 1, 2004, One Commerce Square was considered a variable interest entity and consolidated with TPG. Upon the completion of the Offering, we own 89% of One Commerce Square. Entities affiliated with TPG retain an 11% ownership interest. The purchase method of accounting is used to reflect the acquisition of the redeemable preferred equity interests in One Commerce Square by our Operating Partnership.

(C) Reflects acquisition of interests in unconsolidated subsidiaries. TPG used the equity method to account for its initial 5% investment in its joint venture with CalSTRS since TPG did not have control over major decisions, including selling and refinancing the property. With the purchase of an additional interest in the joint venture at the completion of the Offering, we increased our ownership interest in the TPG/CalSTRS, LLC joint venture to 25% and have an indirect ownership interest of 21.3% in City National Plaza (formerly ARCO Plaza). In addition, we purchased a 25% interest in two properties located in northern Virginia, Reflections I and II, which, following the Offering, we hold through our joint venture with CalSTRS. We will continue to account for our investment in the joint venture, including these two properties, under the equity method.

(D) Increase in depreciation of buildings and improvements related to purchase accounting adjustments to investments in real estate resulting from acquisition of minority owners’ interests in TPG upon the completion of the Offering.

(E) Restricted stock awards to be granted upon the completion of the Offering that have a two to three-year vesting period.

(F) Allocation of minority interest in net loss of the Operating Partnership as a result of issuing limited partnership units in the Operating Partnership to certain former owners of TPG.

(G) Represents pro forma income tax benefit (based on statutory tax rate of 40%) on our pro forma pre-tax loss.

Thomas Properties Group, Inc.

Supplemental Financial Information

PRO FORMA PRO-RATA CONSOLIDATED STATEMENT OF OPERATIONS (Non-GAAP)

The following is the pro forma pro-rata consolidated statement of operations of TPG, our predecessor, for the nine months ended September 30, 2004, including reconciliations from the pro forma consolidated statement of operations to the pro forma pro-rata consolidated statement of operations.

	Consolidated Statement of Operations
	Pro Forma	Plus Unconsolidated Investments at Pro Forma Pro-Rata	Pro Forma Pro-Rata
Revenues
Rental	$24,084	$6,110	$30,194
Straight line rents	615	395	1,010
Fair market value of rents	(70)	474	404
Tenant reimbursements	13,597	551	14,148
Parking and other	2,817	1,236	4,053
Investment advisory, management, leasing and development services	4,835	—	4,835
Investment advisory, management, leasing, and development services—uncombined/unconsolidated real estate entities	3,637	—	3,637

Total revenues	49,515	8,766	58,281

Expenses:
Rental property operating and maintenance	10,914	4,226	15,140
Real estate taxes	4,343	718	5,061
Investment advisory, management, leasing and development services	8,609	100	8,709
Rent—uncombined/unconsolidated real estate entities	152	—	152
Interest	20,584	1,722	22,306
Depreciation and amortization	8,393	2,425	10,818
General and administrative	185	—	185

Total expenses	53,180	9,191	62,371

Operating (loss) income	(3,665)	(425)	(4,090)
Gain on sale of real estate	975	—	975
Equity in net (loss) income of uncombined/unconsolidated real estate entities	(425)	425	—
Minority interest	1,673	—	1,673

Loss before benefit for income taxes	(1,442)	—	(1,442)
Benefit for income taxes	577	—	577

Net loss	$(865)	$—	$(865)

Thomas Properties Group, Inc.

Supplemental Financial Information

EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND DEFERRED TAXES (EBDT)

Earnings before Depreciation, Amortization and Deferred Taxes (“EBDT”) is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We define EBDT as net income (loss) excluding the following items: i) minority interest; ii) non-cash charges for depreciation and amortization and amortization of loan costs; iii) income tax benefit.

Reconciliation of Net Loss to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

Nine Months Ended September 30, 2004
Net loss	$(4,176)
Pro Forma adjustments B through G	3,311

Pro Forma Pro-Rata net loss	$(865)
Pro Forma income tax benefit	(577)
Pro Forma minority interest	(1,673)
Pro Forma Pro Rata depreciation and amortization	10,818
Pro Forma Pro Rata amortization of loan costs	439

EBDT	8,142

Company share of EBDT (1)	$3,770

EBDT per share – basic and diluted	$0.26

Pro forma weighted average common shares outstanding—basic and diluted	14,306,114

(1)	Based on an interest in our Operating Partnership of 46.3% upon the completion of the Offering on October 13, 2004.

Thomas Properties Group, Inc.

Supplemental Financial Information

AFTER TAX CASH FLOW (ATCF)

After Tax Cash Flow (“ATCF”) is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We define ATCF as net income (loss) excluding the following items: i) minority interest; ii) non-cash charges for depreciation and amortization and amortization of loan costs; iii) non cash compensation expense; iv) the adjustment to recognize rental revenues using the straight-line method; v) the adjustment to rental revenue to reflect the fair-market value of rents; and (vi) income tax benefit.

Reconciliation of Net Loss to After Tax Cash Flow

Nine Months Ended September 30, 2004
Net loss	$(4,176)
Pro Forma adjustments B through G	3,311

Pro Forma Pro-Rata net loss	$(865)
Pro Forma income tax benefit	(577)
Pro Forma minority interest	(1,673)
Pro Forma Pro Rata depreciation and amortization	10,818
Pro Forma Pro Rata amortization of loan costs	439
Pro Forma non-cash compensation expense	185
Pro Forma Pro Rata straight line rent adjustment	(1,010)
Pro Forma Pro Rata fair market value of rents adjustments	(404)

ATCF	6,913

Company share of ATCF (1)	$3,201

ATCF per share – basic and diluted	$0.22

Pro forma weighted average common shares outstanding—basic and diluted	14,306,114

(1)	Based on an interest in our Operating Partnership of 46.3% upon the completion of the Offering on October 13, 2004.

Thomas Properties Group, Inc.

Supplemental Financial Information

DEBT ANALYSIS

A summary of the outstanding combined debt of our predecessor, TPG, as of September 30, 2004 is as follows:

	Interest Rate		Principal Amount		Maturity Date
One Commerce Square:
Mortgage loan	7.0%		$73,796		4/11/28	(1)
Mezzanine loan	17.5	(2)	8,561		3/16/11
Credit facility	2.2		1,873	(3)	4/15/05
Two Commerce Square:
Mortgage loan	6.3		126,730		5/09/13	(4)
Senior mezzanine loan	17.2	(5)	46,463		1/09/10
Junior A mezzanine loan	15.0	(6)	3,708		1/09/10
Junior B mezzanine loan	9.2		27,135	(7)	1/09/10
Four Points Centre	Prime Rate	(8)	4,000		2/28/05
2101 Market Street	4.8	(9)	3,500		3/06/05

			$295,766

(1)	The mortgage loan is prepayable without penalty after March 11, 2008, at which date the outstanding principal amount will be approximately $68.9 million. The interest rate will increase by 2.0% on April 11, 2008, which additional amount may be deferred until maturity. Provided there is no deferred interest, the loan balance will be fully amortized on April 11, 2028, the maturity date of the loan.
(2)	Interest at a rate of 10% per annum is payable currently. Interest of 7.5% per annum may be deferred until cash is available for payment. Deferred amounts accrue interest at 17.5% per annum. The loan is subject to yield maintenance payments for any prepayments prior to March 16, 2005.
(3)	This credit facility was paid off on October 13, 2004 with the proceeds from the Offering.
(4)	The mortgage loan may be defeased after October 2005.
(5)	This senior mezzanine loan bears interest at a rate such that the weighted average of the rate on this loan and the rate on the mortgage loan secured by Two Commerce Square equals 9.2% per annum. Annual debt service excludes additional principal payments based on excess cash flow from the property, if any. The effective interest rate on this loan as of September 30, 2004 was 17.2% per annum.
(6)	Interest at a rate of 10% per annum is payable currently, and additional interest of 5% per annum is deferred until maturity.
(7)	The repayment of the junior B mezzanine loan is in the form of a minority participation in net equity according to a formula. To the extent the net equity in the property is below the thresholds of the formula, the $24.5 million in principal and accumulated deferred interest of $2.6 million will be forgiven by the lender. Under certain conditions, the lender has a right to extend the maturity date of this loan to July 2011, an additional 18 months.
(8)	Prime rate as of September 30, 2004 was 4.75%.
(9)	The loan agreement provides that the interest rate will be the lender’s prime rate or at our option, LIBOR plus 2.5%. As of September 30, 2004, we had elected the prime rate.

Thomas Properties Group, Inc.

Supplemental Financial Information

As of September 30, 2004, TPG, our predecessor, had investments in entities owning two uncombined properties with stated ownership percentages ranging from 4.3% to 50.0%. We do not have control of these entities, and none of the entities are considered variable interest entities. Therefore, we account for them using the equity method of accounting. The table below summarizes the outstanding debt for these properties as of September 30, 2004 (in thousands):

	Interest Rate	Principal Amount	Maturity Date		Company Share of Principal Amount
City National Plaza (1):
Senior mortgage loan (2)	LIBOR + 1.75%	$200,000	7/11/06		$8,536
Senior mezzanine loan (2)	LIBOR + 4.50	11,328	7/11/06		483
Junior mezzanine loan	LIBOR + 6.15	25,000	7/11/06		1,067
2121 Market Street mortgage loan	6.1	19,976	8/1/33	(3)	9,988

		$256,304			$20,074

(1)	We have purchased interest rate cap agreements for the senior mortgage loans and the junior mezzanine loan. We are also required to purchase and have purchased interest rate cap agreements for each advance under the senior mezzanine loan (up to $125 million can be borrowed of which $11.3 million has been funded as of September 30, 2004).
(2)	The mortgage and senior mezzanine loans are subject to exit fees equal to .25% and .5%, respectively, of the loan amounts, however, under certain circumstances the exit fees may be waived.
(3)	The 2121 Market Street mortgage loan is prepayable without penalty after May 1, 2013, at which date the outstanding principal amount of this debt will be approximately $17.2 million. The interest rate will increase to the greater of 8.1% or the treasury rate plus 2.0% on August 1, 2013. Any amounts over the initial interest rate may be deferred to the extent excess cash is not available to make such payments. Provided there is no deferred interest, the loan balance will be fully amortized on August 1, 2033, the maturity date of the loan.

Thomas Properties Group, Inc.

Supplemental Financial Information

INVESTOR INFORMATION

Principal Corporate Office

Thomas Properties Group, Inc.

515 South Flower Street

Sixth Floor

Los Angeles, CA 90071

Phone: (213) 613-1900

Fax: (213) 633-4760

www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

SEC Form 10-Q

A copy of our Form 10-Q for the quarter ended September 30, 2004, as filed with the U.S. Securities and Exchange Commission can be found on our website or may be obtained without charge by request.

Investor Relations	Transfer Agent and Registrar	Stock Exchange Listing
Diana Laing	EquiServe	Nasdaq: TPGI
Chief Financial Officer	Shareholder Services
515 South Flower Street	P.O. Box 43010
Sixth Floor	Providence, RI 02940-3010
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: DLaing@tpgre.com

Board of Directors and Senior Management

James A. Thomas	Chairman, President and CEO	Thomas S. Ricci	Executive Vice President
Randall L. Scott	Executive Vice President, Director	Diana M. Laing	Chief Financial Officer and Secretary
John R. Sischo	Executive Vice President, Director	Joseph P. McManus	Senior Vice President
R. Bruce Andrews	Director	Michael A. Smith	Senior Vice President
Edward D. Fox	Director	Robert D. Morgan	Vice President, Accounting and Administration
Winston H. Hickox	Director
Daniel Neidich	Director